Exhibit 99.1

Contact: Tammy Chase, Director of Investor Relations (312) 321-3230 or
tchase@suntimes.com

SUN-TIMES MEDIA GROUP REPORTS PROGRESS HAS BEEN MADE IN ITS $50 MILLION OPERATING COST REDUCTION PLAN

Significant Savings To Come From Headcount Reductions; Company Anticipates Taking One-Time Severance Charge Of About $8 Million For 2007 Fourth Quarter

CHICAGO, January 29, 2008 — Sun-Times Media Group, Inc. (NYSE: SVN) today provided a progress report on its previously announced plan to reduce annual operating costs by $50 million in the first half of 2008. The Company also announced it expects to incur a one-time pre-tax charge against fourth-quarter 2007 earnings of about $8 million, largely related to employee severance expense associated with the cost reduction plan announced in December 2007.

“Sun-Times Media Group is taking the bold steps necessary for the long-term viability of the Company,” said Cyrus F. Freidheim, Jr., Chief Executive Officer of Sun-Times Media Group. “We have made significant progress in a relatively short time period. These reductions come during a tough period for the news industry, but we firmly believe that resizing the organization and continuing to invest in growth areas, such as online media, are key to creating shareholder value.”

The Company said it expects a significant portion of the savings to be achieved through headcount reduction. Jobs identified for elimination include positions in advertising, circulation, distribution, editorial, executive, finance, IT, marketing and production departments. The company expects to complete the reductions by June 2008. The total $50 million cost-savings plan includes job reductions related to actions announced by the Company in 2007, including its distribution agreement with the Chicago Tribune Company, and the combination of two of its suburban newspapers. In addition, the Company recently outsourced its truck fleet maintenance operations.

Other cost-reductions undertaken by the Company include the reduction of page sizes for the Chicago Sun-Times and other publications, resizing the ratio of advertising to editorial content in our newspapers, and the elimination of unprofitable weekly suburban newspapers. The Company said it will continue to pursue outsourcing opportunities where prudent.

The Company reaffirmed plans to maintain appropriate investments in key strategic initiatives, including the expansion and development of Sun-Times News Group’s online offerings.

“This has been a tough time for our organization, but we take these actions because we have great franchises to protect and we are committed to delivering the Chicago area’s best watchdog for years to come,” Mr. Freidheim said.

About Sun-Times Media Group

Sun-Times Media Group is dedicated to being the premier source of local news and information for the greater Chicago area. Its media properties include the Chicago Sun-Times and Suntimes.com as well as newspapers and Web sites serving more than 200 communities across Chicago. Further information can be found at www.thesuntimesgroup.com.

Cautionary Statement on Forward-Looking Statements

Certain statements made in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will likely result," "plan," or similar words or phrases. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by Sun-Times Media Group with the Securities and Exchange Commission, including in its Forms 10-K and 10-Q. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.